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                                                                  EXHIBIT (a)(7)

                             READ-RITE CORPORATION

                           Offer for all Outstanding
          6 1/2% Convertible Subordinated Notes due September 1, 2004
                                in Exchange for
          10% Convertible Subordinated Notes due September 1, 2004,
                        Which Will Be Registered Under
                          the Securities Act of 1933,
                         As Amended, Prior to Closing

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     Read-Rite Corporation (the "Company") is offering, upon and subject to the terms and conditions set forth in the preliminary Prospectus, dated February 7, 2000 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 10% Convertible Subordinated Notes due September 1, 2004 for its outstanding 6 1/2% Convertible Subordinated Notes due September 1, 2004 (the "Existing Notes").

     We are requesting that you contact your clients for whom you hold Existing Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Existing Notes registered in your name or in the name of your nominee, or who hold Existing Notes registered in their own names, we are enclosing the following documents:

     1.  Preliminary Prospectus dated February 7, 2000;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and
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     6.  Return envelopes addressed to Norwest Bank Minnesota, N.A., Corporate
Trust Operations, MAC N9303-121, P.O. Box 1517, Minnesota, MN 55480, the Exchange Agent for the Exchange Offer.

     Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M., Eastern Standard Time, on March 8, 2000, unless extended by the Company (the "Expiration Date"). Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), or an electronic confirmation pursuant to the Depository Trust Company's ATOP system, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If a registered holder of Existing Notes desires to tender, but the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Existing Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Existing Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Norwest Bank Minnesota, N.A., the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                    Very truly yours,


                                    READ-RITE CORPORATION

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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